Exhibit 10.2

STAGWELL, INC.

STOCK APPRECIATION RIGHTS AGREEMENT

STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”) by and between Stagwell Inc. (the “Company”) and Mark Penn (the “Participant”), dated as of December 14, 2021 (the “Date of Grant”).

1.	Definitions. Capitalized terms which are not defined herein shall have the meaning set forth in the Company’s 2016 Stock Incentive Plan (as amended, the “Plan”).

2.	Award Terms.

(a)	Number of Shares and Base Price. The Company hereby grants to the Participant an award (the “Award”), subject to the terms and conditions set forth herein, of stock appreciation rights in respect of 1,500,000 underlying Class A Shares (the “SARs”). The “Base Price” means $8.27.

(b)	Term of Award. Unless the Award is earlier terminated pursuant to this Agreement, the term of the Award shall commence on the Date of Grant and terminate on the five (5) year anniversary of the Date of Grant (the “Termination Date”). No SARs shall be exercisable after the Termination Date.

(c)	Vesting. Unless otherwise provided in this Agreement, the SARs shall vest and become exercisable in three equal installments (each consisting of stock appreciation rights of 500,000 underlying Class A Shares) on each of the first three (3) anniversaries of the Date of Grant (each such date, a “Vesting Date”), subject to the Participant’s continued employment with the Company through the applicable Vesting Date.

3.	Stockholder Approval. The grant of 1,312,000 of the SARs (consisting of 500,000 SARs that are scheduled to vest on the third (3rd) anniversary of the date hereof, 500,000 SARs that are scheduled to vest on the second (2nd) anniversary of the date hereof and 312,000 SARs that are scheduled to vest on the first (1st) anniversary of the date hereof) (the “Approval SARs”) shall be subject to stockholder approval of an amendment to the Plan to (i) increase the maximum number of shares available for issuance set forth in Section 3(a) of the Plan by at least 1,312,000 Class A Shares and (ii) remove the individual award grant limit set forth in Section 3(a) of the Plan (the “Stockholder Approval”). The Company shall seek the Stockholder Approval at the Company’s 2022 annual stockholder meeting and, if the Stockholder Approval is not obtained, then the Approval SARs shall be forfeited as of the date of the Company’s 2022 annual stockholder meeting, and the Participant shall have no further rights to the Approval SARs or any Class A Shares underlying the Approval SARs. In no event may the Approval SARs or any portion thereof be exercised before the Company’s stockholders approve the Stockholder Approval, notwithstanding any vesting of all or a portion of the Approval SARs prior to the Stockholder Approval.

4.	Benefit upon Exercise. The exercise of vested SARs with respect to any number of Class A Shares shall entitle the Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a Class A Share on the effective date of such exercise over (B) the Base Price of the SARs exercised (the aggregate of such excess amounts for all such Class A Shares, the “SAR Amount”), (ii) the issuance or transfer to the Participant of the greatest number of whole Class A Shares that on the date of the exercise of the SARs have an aggregate Fair Market Value equal to the SAR Amount or (iii) a combination of cash and Class A Shares in amounts equal to the SAR Amount, as determined by the Committee.

5.	Acceleration of Vesting. Any unvested SARs shall immediately become fully vested and exercisable upon the first to occur of the following events:

(a)	the Participant’s employment with the Company is terminated either by the Company without “Cause” or by the Participant for “Good Reason” (such terms as defined in the Participant’s employment agreement);

(b)	the Participant’s employment with the Company is terminated by reason of the Participant’s death, Disability or Retirement (such terms as defined in the Participant’s employment agreement); or

(c)	a Change of Control.

6.	Termination of Employment.

(a)	Unvested SARs. Except as provided in Section 5, upon termination of the Participant’s employment with the Company for any reason, any portion of the SARs then held by the Participant which is not vested and exercisable as of the effective date of such termination of employment shall be immediately cancelled and forfeited without regard to any statutory or common law notice or severance to which the Participant may be entitled.

(b)	Vested SARs. Upon termination of the Participant’s employment with the Company for any reason, any SARs then held by the Participant which are vested and exercisable as of the effective date of such termination of employment shall remain exercisable for a period of three months following the effective date of termination of such employment; provided, however, that any SARs that vest pursuant to Section 5 shall remain exercisable through the Termination Date; provided, further, that no SARs may be exercised beyond the Termination Date.

7.	Method, Timing of Exercise. The Participant may exercise any vested and exercisable SARs at any time where such exercise is not prohibited by applicable securities laws, until the expiration of the SARs or, if earlier, the date provided in Section 6. All or any portion of the SARs may be exercised by delivering notice to the Company’s principal office, to the attention of its General Counsel. Such notice shall specify the number of Class A Shares with respect to which the SARs are being exercised, shall be effective as of the date of receipt of the Company, and shall be signed by the Participant or other person then having the right to exercise the SARs. No portion of the SARs may be exercised for less than 100 shares unless the total remaining number of shares subject to the Award is less than 100. Payment with respect to the exercise of SARs (whether through the issuance of Class A Shares or in cash) shall be made by the Company within 30 days following the exercise of the SARs.

8.	Transferability and Assignability. The rights or interests of the Participant under this Agreement shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered. Notwithstanding the foregoing, the Participant may transfer or assign his rights under this Agreement for estate planning purposes and without consideration to a trust or trusts for the exclusive benefit of the Participant and his family members.

9.	No Right as a Stockholder. The Participant shall have no rights as a stockholder with respect to Class A Shares to which an Award relates until the exercise of a SAR and delivery of the underlying Class A Shares (if applicable).

10.	Tax Withholding. The Company may withhold from any amount payable to the Participant, such amount as may be necessary so as to ensure that the Company will be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax or other required deductions, including on the amount, if any, which must be included in the income of the Participant. The Company shall, in this connection, have the right in its discretion to satisfy any such withholding tax liability by retaining or acquiring (or selling on the Participant’s behalf) any Class A Shares which are or would otherwise be issued or provided to the Participant hereunder, or withholding any portion of any cash amount payable to the Participant hereunder or pursuant to any such sale on the Participant's behalf. The Company shall also have the right to withhold the delivery of any Class A Shares and any cash payment payable to the Participant hereunder unless and until the Participant pays to the Company a sum sufficient to indemnify the Company for any liability to withhold tax in respect of the amounts included in the income of the Participant as a result of the settlement of the SARs, to the extent that such tax is not otherwise being withheld from payments to the Participant by the Company.

11.	No Right to Employment, Service or Office. No person shall have any claim or right to receive grants or Awards under this Agreement. Neither the grant of the Award, nor any action taken or omitted to be taken under this Agreement shall be deemed to create or confer on any employee, officer, director or service provider any right to be retained in the employ or service of the Company or any subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any subsidiary or other affiliate thereof to terminate the employment, office or service of such employee, officer, director or service provider at any time.

12.	Notices. All notices and other communications under this Agreement shall be in writing (including PDF) and shall be given by hand delivery to the other party, by email or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:

Mr. Mark Penn

Address as on file with the Company

If to the Company:

Stagwell Inc.

One World Trade Center, Floor 65

New York, NY 10007

Attn: General Counsel

notice@stagwellglobal.com

Either party may furnish to the other in writing a substitute address and email for delivery of notice in accordance with this section. Notices and communications shall be effective when actually received by the addressee.

13.	Adjustment of and Changes in Shares. In the event that the Committee shall determine that any amalgamation, arrangement, merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend, or other change in corporate structure has affected the Class A Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the Participant’s rights under this Agreement, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the Base Price of, the Award. The foregoing adjustments shall be determined by the Committee in its reasonable discretion.

14.	Administration. The Committee shall have the authority to adopt such rules as it may deem appropriate to carry out the purposes of this Agreement, and shall have the authority to interpret and construe the provisions of this Agreement and to make determinations pursuant to any provision of this Agreement. Each interpretation, determination or other action made or taken by the Committee pursuant to this Agreement shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company’s articles and by-laws, as the same may be amended from time to time. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, as permitted by this Agreement.

15.	Amendment and Termination. The Committee may at any time and from time to time alter, amend, suspend or terminate this Agreement in whole or in part, subject to receipt of all necessary approvals. Notwithstanding the foregoing, termination or amendment of this Agreement in a manner that may adversely affect the rights of the Participant under this Agreement shall require (i) a majority vote of the Committee and (ii) consent of the Participant.

16.	Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York and the federal laws of the United States applicable herein.

17.	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth first above.

STAGWELL, INC.

By:	/s/ Peter McElligott
Name: Peter McElligott
Title: General Counsel

STAGWELL, INC.

By:	/s/ Frank Lanuto
Name: Frank Lanuto
Title: Chief Financial Officer

/s/ Mark Penn
Mark Penn

[Signature Page to SAR Agreement]